Exhibit 99.1

CONTACT: Todd Pozefsky (203) 458-5807

WHITE MOUNTAINS REPORTS THIRD QUARTER RESULTS

HAMILTON, Bermuda (November 8, 2021) - White Mountains Insurance Group, Ltd. (NYSE: WTM) reported book value per share of $1,162 and adjusted book value per share of $1,176 as of September 30, 2021. Book value per share and adjusted book value per share both decreased 9% in the third quarter of 2021. For the first nine months of 2021, book value per share decreased 8% and adjusted book value per share decreased 7%, including dividends.

Manning Rountree, CEO, commented, “ABVPS was down 9% in the third quarter, driven by the decrease in MediaAlpha’s share price. Excluding the mark to market losses at MediaAlpha, ABVPS was up nicely, reflecting solid performance at our operating companies. BAM produced $28 million of total premiums and member surplus contributions, as insured penetration remained high and pricing improved. Ark produced an 89% adjusted combined ratio while increasing gross written premiums 79% year over year. NSM posted record levels of both pro forma controlled premium and pro forma adjusted EBITDA, driven by solid growth in its existing verticals and the J.C. Taylor acquisition. Kudu posted strong growth in adjusted EBITDA and $19 million of unrealized gains in the fair value of its portfolio, while deploying $130 million into new transactions. Excluding MediaAlpha, our investment portfolio returned 1.4% in the quarter. We completed $87 million of share repurchases during the quarter and finished the third quarter with roughly $450 million of undeployed capital.”

Comprehensive (loss) income attributable to common shareholders was $(373) million and $(308) million in the third quarter and first nine months of 2021 compared to $237 million and $220 million in the third quarter and first nine months of 2020. Results in the third quarter and first nine months of 2021 were driven primarily by $397 million and $326 million of net realized and unrealized investment losses from White Mountains’s investment in MediaAlpha. Results in the third quarter and first nine months of 2020 were driven primarily by $305 million and $355 million of net investment income and unrealized investment gains from White Mountains’s investment in MediaAlpha.

MediaAlpha

White Mountains owns 16.9 million shares of MediaAlpha, representing a 28% basic ownership interest (26% on a fully-diluted/fully-converted basis). At the September 30 closing price of $18.68, which was down from $42.10 at June 30, the value of White Mountains’s investment in MediaAlpha was $316 million, which was down from $713 million at June 30, 2021. This accounted for a decrease of $131 in book value per share and $132 in adjusted book value per share in the quarter. At our current level of ownership, each $1.00 per share increase or decrease in the share price of MediaAlpha will result in an approximate $5.60 per share increase or decrease in White Mountains’s book value per share and adjusted book value per share. At the October 2021 month-end closing price of $17.53 per share, the fair value of White Mountains’s investment in MediaAlpha was $297 million. Our focus remains on MediaAlpha’s intrinsic value, not on fluctuations in its share price. We encourage you to read MediaAlpha’s third quarter earnings release and related shareholder letter scheduled for November 10, 2021, which will be available on MediaAlpha’s investor relations website at www.investors.mediaalpha.com.

HG Global/BAM

BAM’s gross written premiums and member surplus contributions (MSC) collected were $28 million and $84 million in the third quarter and first nine months of 2021 compared to $30 million and $93 million in the third quarter and first nine months of 2020. BAM insured municipal bonds with par value of $4.0 billion and $12.6 billion in the third quarter and first nine months of 2021 compared to $4.7 billion and $11.8 billion in the third quarter and first nine months of 2020. Total pricing was 69 and 66 basis points in the third quarter and first nine months of 2021 compared to 63 and 79 basis points in the third quarter and first nine months of 2020. BAM’s total claims paying resources were $1,181 million at September 30, 2021 compared to $987 million at December 31, 2020 and $968 million at September 30, 2020. In the first quarter of 2021, BAM completed a reinsurance agreement with Fidus Re that increased BAM’s claims paying resources by $150 million.

Seán McCarthy, CEO of BAM, said, “BAM had a good third quarter, driven by strong institutional investor demand for insurance on new issues. Market-wide insured penetration remained above 8% for the third consecutive quarter, and we continued to see insurance utilized on larger and higher-rated transactions. Pricing improved, driven in part by interest rate volatility. In September, BAM surpassed $100 billion par insured since inception.”

The COVID-19 pandemic is negatively impacting the finances of municipalities to varying degrees, and, over time, financial stress could emerge. To date, BAM’s portfolio continues to perform as expected. All BAM-insured bond payments due through November 1, 2021 have been made by insureds, and there are no credits on BAM’s watchlist. BAM continues to monitor the finances of its members and to work proactively with its members to prepare for any pandemic-related revenue challenges.

HG Global reported pre-tax income of $7 million and $16 million in the third quarter and first nine months of 2021 compared to pre-tax income of $10 million and $42 million in the third quarter and first nine months of 2020. The decrease in HG Global’s results for the third quarter and first nine months of 2021 compared to the third quarter and first nine months of 2020, were driven primarily by lower investment returns on the HG Global investment portfolio.

White Mountains reported pre-tax loss related to BAM of $15 million and $47 million in the third quarter and first nine months of 2021 compared to pre-tax loss related to BAM of $11 million and $31 million in the third quarter and first nine months of 2020. The decrease in BAM’s results for the third quarter and first nine months of 2021 compared to the third quarter and first nine months of 2020, was driven primarily by lower investment returns on the BAM investment portfolio.

BAM is a mutual insurance company that is owned by its members. BAM’s results are consolidated into White Mountains’s GAAP financial statements and attributed to non-controlling interests.

Ark

Ark’s GAAP combined ratio was 92% and 95% in the third quarter and first nine months of 2021. Ark’s adjusted combined ratio, which adds back amounts ceded to third-party capital providers, was 89% and 93% in the third quarter and first nine months of 2021. The adjusted combined ratio in the third quarter and first nine months of 2021 included 21 points and 16 points of catastrophe losses and six points and five points of net favorable prior year reserve development.

Ark reported gross written premiums of $162 million, net written premiums of $121 million and net earned premiums of $213 million in the third quarter of 2021. Ark reported gross written premiums of $895 million, net written premiums of $726 million and net earned premiums of $436 million in the first nine months of 2021. Ark reported pre-tax income (loss) of $11 million and $(4) million in the third quarter and first nine months of 2021. Ark’s pre-tax loss for the first nine months of 2021 included $25 million of transaction expenses related to White Mountains’s transaction with Ark.

Ian Beaton, CEO of Ark, said, “Ark had a good third quarter notwithstanding global catastrophe activity. The adjusted combined ratio was 89% in the quarter. This included $50 million of cat losses, principally from the European floods and Hurricane Ida, and $15 million of favorable prior year development, principally in property lines. Gross written premiums were $162 million in the quarter, up 79% from 2020 levels, with risk adjusted rate change up 7%. Market conditions remain attractive. We raised a total of $163 million in new subordinated debt during the quarter, completing our capital raise.”

NSM

NSM reported pre-tax loss of $2 million, adjusted EBITDA of $19 million, and commission and other revenues of $82 million in the third quarter of 2021 compared to pre-tax loss of $1 million, adjusted EBITDA of $15 million, and commission and other revenues of $71 million in the third quarter of 2020.

NSM reported pre-tax loss of $34 million, adjusted EBITDA of $53 million, and commission and other revenues of $241 million in the first nine months of 2021 compared to pre-tax loss of $6 million, adjusted EBITDA of $44 million, and commission and other revenues of $212 million in the first nine months of 2020. On April 12, 2021, NSM sold its Fresh Insurance motor business, which resulted in a loss of $29 million recorded in the first quarter of 2021. Results in the third quarter and first nine months of 2021 include the results of J.C. Taylor, an MGA offering classic and antique collector car insurance, from August 6, 2021, the date of its acquisition. Results in the third quarter and first nine months of 2021 and 2020 include the results of Kingsbridge Group Limited, a leading provider of commercial lines insurance and consulting services to the contingent workforce in the United Kingdom, from April 7, 2020, the date of its acquisition.

Geof McKernan, CEO of NSM, said, “NSM had a good third quarter. Trailing 12 months pro forma controlled premiums increased to a record $1,186 million, reflecting 4% quarter over quarter growth in our existing verticals and the J.C. Taylor acquisition. Pro forma adjusted EBITDA increased to a record $75 million, reflecting 5% quarter over quarter growth in our existing verticals and the J.C. Taylor acquisition. Growth in the quarter was led by the Pet, Social Services and Other U.S. verticals. We also enjoyed improved results in the U.K. vertical following the broader reopening of the U.K. economy.”

Kudu

Kudu reported pre-tax income of $23 million, adjusted EBITDA of $7 million and total revenues of $29 million in the third quarter of 2021 compared to pre-tax income of $13 million, adjusted EBITDA of $5 million and total revenues of $16 million in the third quarter of 2020. Pre-tax income and total revenues in the third quarter of 2021 included $19 million of unrealized gains on Kudu’s participation contracts compared to $10 million of unrealized gains on Kudu’s participation contracts in the third quarter of 2020.

Kudu reported pre-tax income of $70 million, adjusted EBITDA of $19 million and total revenues of $89 million in the first nine months of 2021 compared to pre-tax loss of $9 million, adjusted EBITDA of $14 million and total revenues of $21 million in the first nine months of 2020. Pre-tax income and total revenues in the first nine months of 2021 included $63 million of unrealized gains on Kudu’s participation contracts compared to $2 million of unrealized gains on Kudu’s participation contracts in the first nine months of 2020.

As of September 30, 2021, Kudu had deployed $529 million in 15 asset and wealth management firms globally, which have combined assets under management of approximately $60 billion, spanning a range of asset classes. Kudu’s capital was deployed at an average gross cash yield at inception of 10.0%.

Rob Jakacki, CEO of Kudu, said, “Kudu had a strong third quarter. Quarter over quarter, trailing 12 months revenues from participation contracts increased 9% to $36 million, while adjusted EBITDA increased 12% to $27 million. Annualized adjusted EBITDA finished the quarter at $41 million, reflecting the full impact of new transactions. We were pleased to close two transactions in the third quarter: Third Eye Capital, a leading Canadian private credit manager, and Douglass Winthrop Advisors, a New York-based registered investment advisor catering to ultra-high net worth clients and families. We are evaluating a large number of opportunities in the US and abroad and we remain optimistic about deploying capital this year and into 2022.”

Other Operations

White Mountains’s Other Operations segment reported pre-tax (loss) income of $(387) million and $(340) million in the third quarter and first nine months of 2021 compared to $311 million and $274 million in the third quarter and first nine months of 2020. The Other Operations segment results in the third quarter and first nine months of 2021 and 2020 were driven primarily by net realized and unrealized investment gains (losses) from White Mountains’s investment in MediaAlpha. Net realized and unrealized investment losses from White Mountains’s investment in MediaAlpha were $397 million and $326 million in the third quarter and first nine months of 2021 compared to net unrealized investment gains from White Mountains’s investment in MediaAlpha of $250 million and $295 million in the third quarter and first nine months of 2020.

Excluding MediaAlpha, net realized and unrealized investment gains were $15 million and $34 million in the third quarter and first nine months of 2021 compared to net realized and unrealized investment gains (losses) of $44 million and $(17) million in the third quarter and first nine months of 2020. Net investment income was $5 million and $16 million in the third quarter and first nine months of 2021 compared to $60 million and $79 million in the third quarter and first nine months of 2020. Net investment income in 2020 was driven primarily by $55 million of net proceeds received from a dividend recapitalization at MediaAlpha.

White Mountains’s Other Operations segment reported general and administrative expenses of $15 million and $80 million in the third quarter and first nine months of 2021 compared to $44 million and $87 million in the third quarter and first nine months of 2020. The decrease in general and administrative expenses in the third quarter and first nine months of 2021 compared to the third quarter and first nine months of 2020 was driven primarily by lower incentive compensation costs.

Share Repurchases

In the third quarter of 2021, White Mountains repurchased and retired 79,294 of its common shares for $87 million at an average share price of $1,098.82, or 93% of White Mountains’s September 30, 2021 adjusted book value per share. In the first nine months of 2021, White Mountains repurchased and retired 86,512 of its common shares for $95 million at an average share price of $1,093.87, or 93% of White Mountains’s September 30, 2021 adjusted book value per share.

In the first nine months of 2020, White Mountains repurchased and retired 99,087 of its common shares for $85 million at an average share price of $858.81, or 78% of White Mountains’s September 30, 2020 adjusted book value per share. White Mountains did not repurchase any of its common shares in the third quarter of 2020.

Investments

The total consolidated portfolio return was -8.0% in the third quarter of 2021. Excluding MediaAlpha, the total consolidated portfolio return was 1.4% in the third quarter of 2021. The total consolidated portfolio return was 13.5% in the third quarter of 2020. Excluding MediaAlpha, the total consolidated portfolio return was 2.8% in the third quarter of 2020.

The total consolidated portfolio return was -3.7% in the first nine months of 2021. Excluding MediaAlpha, the total consolidated portfolio return was 4.6% in the first nine months of 2021. The total consolidated portfolio return was 15.4% in the first nine months of 2020. Excluding MediaAlpha, the total consolidated portfolio return was 2.8% in the first nine months of 2020.

Mark Plourde, Managing Director of White Mountains Advisors, said, “Excluding MediaAlpha, the total portfolio was up 1.4% in the quarter, a good result. Excluding MediaAlpha, the equity portfolio returned 3.7%, well ahead of the S&P 500 Index return of 0.6%. The fixed income portfolio was flat, in-line with the longer duration BBIA Index return.”

Additional Information

White Mountains is a Bermuda-domiciled financial services holding company traded on the New York Stock Exchange and the Bermuda Stock Exchange under the symbol WTM. Additional financial information and other items of interest are available at the Company’s website located at www.whitemountains.com. White Mountains expects to file its Form 10-Q today with the Securities and Exchange Commission and urges shareholders to refer to that document for more complete information concerning its financial results.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS
(millions)
(Unaudited)

	September 30, 2021	December 31, 2020	September 30, 2020
Assets
Financial Guarantee (HG Global/BAM)
Fixed maturity investments	$898.4	$859.5	$831.8
Short-term investments	50.3	60.4	56.1
Total investments	948.7	919.9	887.9
Cash	21.8	42.8	49.9
Insurance premiums receivable	6.9	6.9	7.2
Deferred acquisition costs	31.7	27.8	26.1
Other assets	18.7	20.4	20.2
Total Financial Guarantee assets	1,027.8	1,017.8	991.3
P&C Insurance and Reinsurance (Ark)
Fixed maturity investments	618.1	—	—
Common equity securities	159.6	—	—
Short-term investments	396.5	—	—
Other long-term investments	320.6	—	—
Total investments	1,494.8	—	—
Cash	116.5	—	—
Reinsurance recoverables	465.6	—	—
Insurance premiums receivable	482.3	—	—
Ceded unearned premiums	92.1	—	—
Deferred acquisition costs and value of in-force business acquired	127.8	—	—
Goodwill and other intangible assets	292.5	—	—
Other assets	61.3	—	—
Total P&C Insurance and Reinsurance assets	3,132.9	—	—
Specialty Insurance Distribution (NSM)
Cash (restricted $92.2, $78.4 and $82.9)	126.5	126.5	125.0
Premium and commission receivable	78.8	76.7	67.7
Goodwill and other intangible assets	734.8	736.8	730.3
Other assets	56.4	59.6	57.2
Total Specialty Insurance Distribution assets	996.5	999.6	980.2
Asset Management (Kudu)
Short-term investments	.1	.1	.1
Other long-term investments	604.7	400.6	325.5
Total investments	604.8	400.7	325.6
Cash (restricted $4.5, $0.0, $0.0)	14.8	7.8	8.4
Accrued investment income	9.0	9.8	6.2
Goodwill and other intangible assets	9.0	9.2	9.3
Other assets	8.4	2.7	2.4
Total Asset Management assets	646.0	430.2	351.9
Other Operations
Fixed maturity investments	316.4	347.7	389.7
Short-term investments	162.6	82.4	515.6
Common equity securities	—	—	140.7
Investment in MediaAlpha	316.4	802.2	—
Other long-term investments	360.2	386.2	845.7
Total investments	1,155.6	1,618.5	1,891.7
Cash	31.1	34.1	31.5
Cash pre-funded/placed in escrow for Ark transaction	—	646.3	—
Goodwill and other intangible assets	48.7	36.4	36.7
Other assets	75.0	48.5	100.1
Total Other Operations assets	1,310.4	2,383.8	2,060.0
Total assets	$7,113.6	$4,831.4	$4,383.4

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS (CONTINUED)
(millions)
(Unaudited)

	September 30, 2021	December 31, 2020	September 30, 2020
Liabilities
Financial Guarantee (HG Global/BAM)
Unearned insurance premiums	$257.0	$237.5	$226.9
Accrued incentive compensation	21.0	25.7	19.4
Other liabilities	32.5	28.3	34.2
Total Financial Guarantee liabilities	310.5	291.5	280.5
P&C Insurance and Reinsurance (Ark)
Loss and loss adjustment expense reserves	890.9	—	—
Unearned insurance premiums	596.6	—	—
Debt	200.7	—	—
Reinsurance payable	481.4	—	—
Contingent consideration	24.0	—	—
Other liabilities	87.4	—	—
Total P&C Insurance and Reinsurance liabilities	2,281.0	—	—
Specialty Insurance Distribution (NSM)
Debt	295.0	272.6	270.2
Premiums payable	132.5	113.4	116.9
Contingent consideration	6.7	14.6	11.8
Other liabilities	84.2	91.2	77.5
Total Specialty Insurance Distribution liabilities	518.4	491.8	476.4
Asset Management (Kudu)
Debt	195.6	86.3	71.0
Other liabilities	40.2	10.0	10.2
Total Asset Management liabilities	235.8	96.3	81.2
Other Operations
Debt	19.1	17.5	18.2
Accrued incentive compensation	44.7	70.1	41.9
Other liabilities	49.8	46.3	176.0
Total Other Operations liabilities	113.6	133.9	236.1
Total liabilities	3,459.3	1,013.5	1,074.2

Equity
White Mountains’s common shareholder’s equity
White Mountains’s common shares and paid-in surplus	586.2	595.2	592.1
Retained earnings	2,935.3	3,311.2	2,822.1
Accumulated other comprehensive income (loss), after tax:
Net unrealized gains (losses) from foreign currency translation and interest rate swap	.2	(.4)	(6.5)
Total White Mountains’s common shareholders’ equity	3,521.7	3,906.0	3,407.7
Non-controlling interests	132.6	(88.1)	(98.5)
Total equity	3,654.3	3,817.9	3,309.2
Total liabilities and equity	$7,113.6	$4,831.4	$4,383.4

WHITE MOUNTAINS INSURANCE GROUP, LTD.
BOOK VALUE AND ADJUSTED BOOK VALUE PER SHARE
(Unaudited)

	September 30, 2021	June 30, 2021	December 31, 2020	September 30, 2020
Book value per share numerators (in millions):
White Mountains’s common shareholders’ equity - GAAP book value per share numerator	$3,521.7	$3,978.2	$3,906.0	$3,407.7
Time value of money discount on expected future payments on the BAM Surplus Notes (1)	(128.0)	(132.8)	(142.5)	(144.3)
HG Global’s unearned premium reserve (1)	206.8	201.5	190.0	181.0
HG Global’s net deferred acquisition costs (1)	(58.1)	(56.3)	(52.4)	(49.5)
Adjusted book value per share numerator	$3,542.4	$3,990.6	$3,901.1	$3,394.9
Book value per share denominators (in thousands of shares):
Common shares outstanding - GAAP book value per share denominator	3,029.6	3,109.2	3,102.0	3,102.0
Unearned restricted common shares	(17.0)	(20.6)	(14.8)	(19.3)
Adjusted book value per share denominator	3,012.6	3,088.6	3,087.2	3,082.7
GAAP book value per share	$1,162.44	$1,279.49	$1,259.18	$1,098.56
Adjusted book value per share	$1,175.86	$1,292.03	$1,263.64	$1,101.28
(1) Amount reflects White Mountains's preferred share ownership in HG Global of 96.9%.

	September 30, 2021	June 30, 2021	December 31, 2020	September 30, 2020
Quarter-to-date change in GAAP book value per share, including dividends:	(9.1)%	3.9%	14.6%	7.6%
Quarter-to-date change in adjusted book value per share, including dividends:	(9.0)%	4.1%	14.7%	7.8%
Year-to-date change in GAAP book value per share, including dividends:	(7.6)%	1.7%	23.1%	7.4%
Year-to-date change in adjusted book value per share, including dividends:	(6.9)%	2.3%	24.2%	8.2%
Year-to-date dividends per share	$1.00	$1.00	$1.00	$1.00

WHITE MOUNTAINS INSURANCE GROUP, LTD.
GOODWILL AND OTHER INTANGIBLE ASSETS
(Unaudited)

	September 30, 2021		June 30, 2021		December 31, 2020	September 30, 2020
Summary of goodwill and other intangible assets (in millions):
Goodwill:
Ark	$116.8		$116.8		$—	$—
NSM	529.6	(1)	477.9		506.4	511.8	(3)
Kudu	7.6		7.6		7.6	7.6
Other Operations	17.4		27.1	(2)	11.5	20.7	(3)
Total goodwill	671.4		629.4		525.5	540.1
Other intangible assets:
Ark	175.7		175.7		—	—
NSM	205.2		213.7		230.4	218.5
Kudu	1.4		1.5		1.6	1.7
Other Operations	31.3		23.9		24.9	16.0
Total other intangible assets	413.6		414.8		256.9	236.2
Total goodwill and other intangible assets	1,085.0		1,044.2		782.4	776.3
Goodwill and other intangible assets attributed to non-controlling interests	(118.0)		(115.9)		(28.1)	(27.1)
Goodwill and other intangible assets included in White Mountains’s common shareholders’ equity	$967.0		$928.3		$754.3	$749.2

(1) The relative fair values of goodwill and of other intangible assets recognized in connection with the acquisition of JC Taylor had not yet been finalized at September 30, 2021.
(2) The relative fair values of goodwill and of other intangible assets recognized in connection with an acquisition within Other Operations had not yet been finalized at June 30, 2021.
(3) The relative fair values of goodwill and of other intangible assets recognized in connection with the acquisition of Kingsbridge and an acquisition within Other Operations had not yet been finalized at September 30, 2020.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(millions)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenues:
Financial Guarantee (HG Global/BAM)
Earned insurance premiums	$6.7	$6.2	$19.6	$17.2
Net investment income	4.4	4.7	13.2	15.1
Net realized and unrealized investment (losses) gains	(4.0)	3.2	(15.6)	23.7
Other revenues	.3	.4	.9	2.1
Total Financial Guarantee revenues	7.4	14.5	18.1	58.1
P&C Insurance and Reinsurance (Ark)
Earned insurance premiums	213.4	—	435.8	—
Net investment income	.6	—	1.8	—
Net realized and unrealized investment gains	.3	—	10.3	—
Other revenues	3.4	—	9.4	—
Total P&C Insurance and Reinsurance revenues	217.7	—	457.3	—
Specialty Insurance Distribution (NSM)
Commission revenues	67.0	58.2	194.6	174.2
Other revenues	15.3	12.5	46.8	37.6
Total Specialty Insurance Distribution revenues	82.3	70.7	241.4	211.8
Asset Management (Kudu)
Net investment income	9.5	6.4	26.1	19.3
Net realized and unrealized investment gains	18.9	9.8	62.5	1.5
Other revenues	.1	.1	.2	.2
Total Asset Management revenues	28.5	16.3	88.8	21.0
Other Operations
Net investment income	5.0	60.1	16.1	79.3
Net realized and unrealized investment gains (losses)	15.3	43.6	34.0	(17.4)
Net realized and unrealized investment (losses) gains from investment in MediaAlpha	(396.8)	250.0	(325.5)	295.0
Commission revenues	2.4	2.1	7.0	6.1
Other revenues	28.1	2.2	57.6	6.0
Total Other Operations revenues	(346.0)	358.0	(210.8)	369.0
Total revenues	$(10.1)	$459.5	$594.8	$659.9

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (CONTINUED)
(millions)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Expenses:
Financial Guarantee (HG Global/BAM)
Insurance acquisition expenses	$3.0	$1.6	$6.5	$5.4
General and administrative expenses	12.4	14.0	42.7	41.4
Total Financial Guarantee expenses	15.4	15.6	49.2	46.8
P&C Insurance and Reinsurance (Ark)
Loss and loss adjustment expenses	129.2	—	247.8	—
Insurance and reinsurance acquisition expenses	53.7	—	124.4	—
General and administrative expenses	21.8	—	84.4	—
Interest expense	2.1	—	4.5	—
Total P&C Insurance and Reinsurance expenses	206.8	—	461.1	—
Specialty Insurance Distribution (NSM)
General and administrative expenses	48.8	42.9	142.1	131.0
Broker commission expenses	20.4	17.1	60.9	56.4
Change in fair value of contingent consideration	.6	.7	.8	(1.6)
Amortization of other intangible assets	8.2	5.1	25.0	16.2
Loss on assets held for sale	—	—	28.7	—
Interest expense	5.9	6.1	17.7	16.1
Total Specialty Insurance Distribution expenses	83.9	71.9	275.2	218.1
Asset Management (Kudu)
General and administrative expenses	3.3	2.2	9.0	7.5
Amortization of other intangible assets	—	.1	.2	.3
Interest expense	1.9	1.4	9.2	4.3
Total Asset Management expenses	5.2	3.7	18.4	12.1
Other Operations
Cost of sales	24.0	2.3	45.9	6.5
General and administrative expenses	14.5	44.3	79.7	87.1
Amortization of other intangible assets	2.0	.2	2.9	.6
Interest expense	.4	.3	1.1	.8
Total Other Operations expenses	40.9	47.1	129.6	95.0
Total expenses	352.2	138.3	933.5	372.0
Pre-tax (loss) income from continuing operations	(362.3)	321.2	(338.7)	287.9
Income tax expense	(21.6)	(98.5)	(41.9)	(97.1)
Net (loss) income from continuing operations	(383.9)	222.7	(380.6)	190.8
Net (loss) gain from sale of discontinued operations, net of tax	—	(.7)	18.7	(.8)
Net (loss) income	(383.9)	222.0	(361.9)	190.0
Net loss attributable to non-controlling interests	12.5	10.9	53.7	29.5
Net (loss) income attributable to White Mountains’s common shareholders	$(371.4)	$232.9	$(308.2)	$219.5

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(millions)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net (loss) income attributable to White Mountains’s common shareholders	$(371.4)	$232.9	$(308.2)	$219.5
Other comprehensive (loss) income, net of tax	(2.2)	3.9	.6	1.0
Comprehensive (loss) income	(373.6)	236.8	(307.6)	220.5
Other comprehensive loss (gain) attributable to non-controlling interests	.2	(.1)	—	(.3)
Comprehensive (loss) income attributable to White Mountains’s common shareholders	$(373.4)	$236.7	$(307.6)	$220.2

WHITE MOUNTAINS INSURANCE GROUP, LTD.
EARNINGS PER SHARE
(Unaudited)

Income (loss) per share attributable to White Mountains’s common shareholders	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Basic (loss) earnings per share
Continuing operations	$(120.18)	$75.32	$(105.48)	$70.40
Discontinued operations	—	(.23)	6.03	(.26)
Total consolidated operations	$(120.18)	$75.09	$(99.45)	$70.14

Diluted (loss) earnings per share
Continuing operations	$(120.18)	$75.32	$(105.48)	$70.40
Discontinued operations	—	(.23)	6.03	(.26)
Total consolidated operations	$(120.18)	$75.09	$(99.45)	$70.14
Dividends declared per White Mountains’s common share	$—	$—	$1.00	$1.00

WHITE MOUNTAINS INSURANCE GROUP, LTD.
QTD SEGMENT STATEMENTS OF PRE-TAX INCOME (LOSS)
(millions)
(Unaudited)

For the Three Months Ended September 30, 2021	HG Global/BAM
	HG Global	BAM	Ark	NSM	Kudu	Other Operations	Total
Revenues:
Earned insurance premiums	$5.5	$1.2	$213.4	$—	$—	$—	$220.1
Net investment income	1.9	2.5	.6	—	9.5	5.0	19.5
Net investment income (expense) - BAM surplus note interest	3.1	(3.1)	—	—	—	—	—
Net realized and unrealized investment (losses) gains	(2.0)	(2.0)	.3	—	18.9	15.3	30.5
Net realized and unrealized investment losses from investment in MediaAlpha	—	—	—	—	—	(396.8)	(396.8)
Commission revenues	—	—	—	67.0	—	2.4	69.4
Other revenues	.1	.2	3.4	15.3	.1	28.1	47.2
Total revenues	8.6	(1.2)	217.7	82.3	28.5	(346.0)	(10.1)
Expenses:
Loss and loss adjustment expenses	—	—	129.2	—	—	—	129.2
Insurance acquisition expenses	1.5	1.5	53.7	—	—	—	56.7
Cost of sales	—	—	—	—	—	24.0	24.0
General and administrative expenses	.2	12.2	21.8	48.8	3.3	14.5	100.8
Broker commission expenses	—	—	—	20.4	—	—	20.4
Change in fair value of contingent consideration	—	—	—	.6	—	—	.6
Amortization of other intangible assets	—	—	—	8.2	—	2.0	10.2
Interest expense	—	—	2.1	5.9	1.9	.4	10.3
Total expenses	1.7	13.7	206.8	83.9	5.2	40.9	352.2
Pre-tax income (loss)	$6.9	$(14.9)	$10.9	$(1.6)	$23.3	$(386.9)	$(362.3)

WHITE MOUNTAINS INSURANCE GROUP, LTD.
QTD SEGMENT STATEMENTS OF PRE-TAX INCOME (LOSS) (CONTINUED)
(millions)
(Unaudited)

For the Three Months Ended September 30, 2020	HG Global/BAM
	HG Global	BAM	NSM	Kudu	Other Operations	Total
Revenues:
Earned insurance premiums	$5.1	$1.1	$—	$—	$—	$6.2
Net investment income	1.8	2.9	—	6.4	60.1	71.2
Net investment income (expense) - BAM surplus note interest	4.6	(4.6)	—	—	—	—
Net realized and unrealized investment gains	—	3.2	—	9.8	43.6	56.6
Net unrealized investment gains from investment in MediaAlpha	—	—	—	—	250.0	250.0
Commission revenues	—	—	58.2	—	2.1	60.3
Other revenues	.2	.2	12.5	.1	2.2	15.2

Total revenues	11.7	2.8	70.7	16.3	358.0	459.5
Expenses:
Insurance acquisition expenses	1.1	.5	—	—	—	1.6
Cost of sales	—	—	—	—	2.3	2.3
General and administrative expenses	.6	13.4	42.9	2.2	44.3	103.4
Broker commission expenses	—	—	17.1	—	—	17.1
Change in fair value of contingent consideration	—	—	.7	—	—	.7
Amortization of other intangible assets	—	—	5.1	.1	.2	5.4
Interest expense	—	—	6.1	1.4	.3	7.8

Total expenses	1.7	13.9	71.9	3.7	47.1	138.3

Pre-tax income (loss)	$10.0	$(11.1)	$(1.2)	$12.6	$310.9	$321.2

WHITE MOUNTAINS INSURANCE GROUP, LTD.
YTD SEGMENT STATEMENTS OF PRE-TAX (LOSS) INCOME
(millions)
(Unaudited)

For the Nine Months Ended September 30, 2021	HG Global/BAM
	HG Global	BAM	Ark	NSM	Kudu	Other Operations	Total
Revenues:
Earned insurance premiums	$16.1	$3.5	$435.8	$—	$—	$—	$455.4
Net investment income	5.4	7.8	1.8	—	26.1	16.1	57.2
Net investment income (expense) - BAM surplus note interest	9.1	(9.1)	—	—	—	—	—
Net realized and unrealized investment (losses) gains	(9.5)	(6.1)	10.3	—	62.5	34.0	91.2
Net realized and unrealized investment losses from investment in MediaAlpha	—	—	—	—	—	(325.5)	(325.5)
Commission revenues	—	—	—	194.6	—	7.0	201.6
Other revenue	.3	.6	9.4	46.8	.2	57.6	114.9

Total revenues	21.4	(3.3)	457.3	241.4	88.8	(210.8)	594.8
Expenses:
Loss and loss adjustment expenses	—	—	247.8	—	—	—	247.8
Insurance acquisition expenses	4.3	2.2	124.4	—	—	—	130.9
Cost of sales	—	—	—	—	—	45.9	45.9
General and administrative expenses	1.3	41.4	84.4	142.1	9.0	79.7	357.9
Broker commission expenses	—	—	—	60.9	—	—	60.9
Change in fair value of contingent consideration	—	—	—	.8	—	—	.8
Amortization of other intangible assets	—	—	—	25.0	.2	2.9	28.1
Loss on assets held for sale	—	—	—	28.7	—	—	28.7
Interest expense	—	—	4.5	17.7	9.2	1.1	32.5
Total expenses	5.6	43.6	461.1	275.2	18.4	129.6	933.5

Pre-tax income (loss)	$15.8	$(46.9)	$(3.8)	$(33.8)	$70.4	$(340.4)	$(338.7)

WHITE MOUNTAINS INSURANCE GROUP, LTD.
YTD SEGMENT STATEMENTS OF PRE-TAX INCOME (LOSS) (CONTINUED)
(millions)
(Unaudited)

For the Nine Months Ended September 30, 2020	HG Global/BAM
	HG Global	BAM	NSM	Kudu	Other Operations	Total
Revenues:
Earned insurance premiums	$14.1	$3.1	$—	$—	$—	$17.2
Net investment income	6.1	9.0	—	19.3	79.3	113.7
Net investment income (expense) - BAM surplus note interest	14.1	(14.1)	—	—	—	—
Net realized and unrealized investment gains (losses)	12.1	11.6	—	1.5	(17.4)	7.8
Net unrealized investment gains from investment in MediaAlpha	—	—	—	—	295.0	295.0
Commission revenues	—	—	174.2	—	6.1	180.3
Other revenue	.3	1.8	37.6	.2	6.0	45.9

Total revenues	46.7	11.4	211.8	21.0	369.0	659.9
Expenses:
Insurance acquisition expenses	3.3	2.1	—	—	—	5.4
Cost of sales	—	—	—	—	6.5	6.5
General and administrative expenses	1.6	39.8	131.0	7.5	87.1	267.0
Broker commission expenses	—	—	56.4	—	—	56.4
Change in fair value of contingent consideration	—	—	(1.6)	—	—	(1.6)
Amortization of other intangible assets	—	—	16.2	.3	.6	17.1
Interest expense	—	—	16.1	4.3	.8	21.2
Total expenses	4.9	41.9	218.1	12.1	95.0	372.0

Pre-tax income (loss)	$41.8	$(30.5)	$(6.3)	$8.9	$274.0	$287.9

WHITE MOUNTAINS INSURANCE GROUP, LTD.
SELECTED FINANCIAL DATA
($ in millions)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
BAM	2021	2020	2021	2020
Gross par value of primary market policies issued	$3,813.7	$4,420.8	$11,171.2	$10,125.0
Gross par value of secondary market policies issued	157.4	318.7	646.6	1,665.7
Gross par value of assumed reinsurance	—	—	805.5	36.9
Total gross par value of market policies issued	$3,971.1	$4,739.5	$12,623.3	$11,827.6
Gross written premiums	$12.8	$14.4	$39.0	$45.6
MSC collected	14.7	15.4	44.8	46.9
Total gross written premiums and MSC collected	27.5	29.8	83.8	92.5
Present value of future installment MSC collections	—	—	—	.3
Gross written premium adjustments on existing installment policies	.1	.1	.1	.1
Gross written premiums and MSC from new business	$27.6	$29.9	$83.9	$92.9
Total pricing	69 bps	63 bps	66 bps	79 bps

	As of September 30, 2021	As of December 31, 2020	As of September 30, 2020
Policyholders’ surplus	$322.8	$324.7	$347.2
Contingency reserve	102.7	86.4	81.6
Qualified statutory capital	425.5	411.1	428.8
Statutory net unearned premiums	48.3	45.2	43.6
Present value of future installment premiums and MSC	13.9	14.0	14.4
HG Re, Ltd collateral trusts at statutory value	442.8	417.0	381.0
Fidus Re, Ltd collateral trust at statutory value	250.0	100.0	100.0
Claims paying resources	$1,180.5	$987.3	$967.8

	Three Months Ended September 30,		Nine Months Ended September 30,
HG Global	2021	2020	2021	2020
Net written premiums	$10.9	$12.5	$33.4	$39.1
Earned premiums	$5.5	$5.1	$16.1	$14.1

	As of September 30, 2021	As of December 31, 2020	As of September 30, 2020
Unearned premiums	$213.4	$196.1	$186.8
Deferred acquisition costs	$59.9	$54.1	$51.1

WHITE MOUNTAINS INSURANCE GROUP, LTD.
SELECTED FINANCIAL DATA (CONTINUED)
($ in millions)
(Unaudited)

Ark	For the Three Months Ended September 30, 2021
	GAAP	Third-Party Capital Share	Adjusted
Insurance premiums:
Gross written premiums	$162.4	$—	$162.4
Net written premiums	$120.9	$2.0	$122.9
Net earned premiums	$213.4	$18.2	$231.6

Insurance expenses:
Loss and loss adjustment expenses	$129.2	$9.0	$138.2
Insurance acquisition expenses	53.7	—	53.7
Other underwriting expenses (1)	13.3	.4	13.7
Total insurance expenses	$196.2	$9.4	$205.6

Ratios:
Loss and loss adjustment expense	60.5%		59.7%
Insurance acquisition expense	25.2%		23.2%
Other underwriting expense	6.2%		5.9%
Combined Ratio	91.9%		88.8%

(1) Included within general and administrative expenses.

	For the Nine Months Ended September 30, 2021
	GAAP	Third-Party Capital Share	Adjusted
Insurance premiums:
Gross written premiums	$895.0	$—	$895.0
Net written premiums	$725.5	$(5.9)	$719.6
Net earned premiums	$435.8	$65.0	$500.8

Insurance expenses:
Loss and loss adjustment expenses	$247.8	$47.2	$295.0
Insurance acquisition expenses	124.4	—	124.4
Other underwriting expenses (1)	43.6	1.6	45.2
Total insurance expenses	$415.8	$48.8	$464.6

Ratios:
Loss and loss adjustment expense	56.9%		58.9%
Insurance acquisition expense	28.5%		24.8%
Other underwriting expense	10.0%		9.0%
Combined Ratio	95.4%		92.7%

(1) Included within general and administrative expenses.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
SELECTED FINANCIAL DATA (CONTINUED)
(millions)
(Unaudited)

NSM	Three Months Ended September 30, 2020	Three Months Ended September 30, 2021	Nine Months Ended September 30, 2020	Nine Months Ended September 30, 2021	Twelve Months Ended September 30, 2021
Commission revenues	$58.2	$67.0	$174.2	$194.6	$252.9
Broker commission expenses	17.1	20.4	56.4	60.9	79.8
Gross profit	41.1	46.6	117.8	133.7	173.1
Other revenues	12.5	15.3	37.6	46.8	61.8
General and administrative expenses	42.9	48.8	131.0	142.1	188.0
Change in fair value of contingent consideration	.7	.6	(1.6)	.8	(.9)
Amortization of other intangible assets	5.1	8.2	16.2	25.0	35.5
Loss on assets held for sale	—	—	—	28.7	28.7
Interest expense	6.1	5.9	16.1	17.7	23.7
GAAP pre-tax loss	(1.2)	(1.6)	(6.3)	(33.8)	(40.1)
Income tax expense (benefit)	.1	(.8)	(2.8)	(7.6)	(10.5)
GAAP net loss	(1.3)	(.8)	(3.5)	(26.2)	(29.6)

Add back:
Interest expense	6.1	5.9	16.1	17.7	23.7
Income tax expense (benefit)	.1	(.8)	(2.8)	(7.6)	(10.5)
General and administrative expenses – depreciation	1.2	1.4	2.9	3.7	5.3
Amortization of other intangible assets	5.1	8.2	16.2	25.0	35.5
EBITDA	11.2	13.9	28.9	12.6	24.4

Exclude:
Change in fair value of contingent consideration	.7	.6	(1.6)	.8	(.9)
Non-cash equity-based compensation expense	1.0	.2	1.0	1.3	2.7
Impairments of intangible assets	—	—	6.2	—	—
Loss on assets held for sale	—	—	—	28.7	28.7
Acquisition-related transaction expenses	.6	3.4	5.6	3.6	5.2
Investments made in the development of new business lines	.2	.3	.6	.4	.7
Restructuring expenses	1.7	.7	3.2	5.1	6.7
Adjusted EBITDA	$15.4	$19.1	$43.9	$52.5	67.5

Remove Fresh Insurance motor business’s adjusted EBITDA from October 1, 2020					1.6
Include J.C. Taylor’s adjusted EBITDA from October 1, 2020 to August 6, 2021					5.6
Pro forma adjusted EBITDA					$74.7

WHITE MOUNTAINS INSURANCE GROUP, LTD.
SELECTED FINANCIAL DATA (CONTINUED)
(millions)
(Unaudited)

Kudu	Three Months Ended September 30, 2020	Three Months Ended September 30, 2021	Nine Months Ended September 30, 2020	Nine Months Ended September 30, 2021	Twelve Months Ended September 30, 2021
Net investment income	$6.4	9.5	$19.3	$26.1	$36.3
Net unrealized investment gains	9.8	18.9	1.5	62.5	76.9
Other revenues	.1	.1	.2	.2	.3
Total revenues	16.3	28.5	21.0	88.8	113.5
General and administrative expenses	2.2	3.3	7.5	9.0	13.3
Amortization of other intangible assets	.1	—	.3	.2	.2
Interest expense	1.4	1.9	4.3	9.2	10.9
Total expenses	3.7	5.2	12.1	18.4	24.4
GAAP pre-tax income	12.6	23.3	8.9	70.4	89.1
Income tax expense	3.8	7.9	3.2	25.4	29.2
GAAP net income	8.8	15.4	5.7	45.0	59.9

Add back:
Interest expense	1.4	1.9	4.3	9.2	10.9
Income tax expense	3.8	7.9	3.2	25.4	29.2
Amortization of other intangible assets	.1	—	.3	.2	.2
EBITDA	14.1	25.2	13.5	79.8	100.2

Exclude:
Net unrealized investment gains	(9.8)	(18.9)	(1.5)	(62.5)	(76.9)
Non-cash equity-based compensation expense	.1	.2	.1	.4	.7
Acquisition-related transaction expenses	.1	.9	1.6	.9	3.0
Adjusted EBITDA	$4.5	$7.4	$13.7	$18.6	27.0

Adjustment to annualize partial year revenues					13.7
Annualized adjusted EBITDA					$40.7

Regulation G

This earnings release includes non-GAAP financial measures that have been reconciled to their most comparable GAAP financial measures.
•Adjusted book value per share is a non-GAAP financial measure which is derived by adjusting (i) the GAAP book value per share numerator and (ii) the common shares outstanding denominator, as described below.

The GAAP book value per share numerator is adjusted (i) to include a discount for the time value of money arising from the modeled timing of cash payments of principal and interest on the BAM surplus notes and (ii) to add back the unearned premium reserve, net of deferred acquisition costs, at HG Global.

Under GAAP, White Mountains is required to carry the BAM surplus notes, including accrued interest, at nominal value with no consideration for time value of money. Based on a debt service model that forecasts operating results for BAM through maturity of the surplus notes, the present value of the BAM surplus notes, including accrued interest and using an 8% discount rate, was estimated to be $132 million, $137 million, $147 million and $149 million less than the nominal GAAP carrying values as of September 30, 2021, June 30, 2021, December 31, 2020 and September 30, 2020, respectively.

The value of HG Global’s unearned premium reserve, net of deferred acquisition costs, was $154 million, $150 million, $142 million and $136 million as of September 30, 2021, June 30, 2021, December 31, 2020 and September 30, 2020, respectively.

White Mountains believes these adjustments are useful to management and investors in analyzing the intrinsic value of HG Global, including the value of the BAM surplus notes and the value of the in-force business at HG Re, HG Global’s reinsurance subsidiary.

The denominator used in the calculation of adjusted book value per share equals the number of common shares outstanding adjusted to exclude unearned restricted common shares, the compensation cost of which, at the date of calculation, has yet to be amortized. Restricted common shares are earned on a straight-line basis over their vesting periods. The reconciliation of GAAP book value per share to adjusted book value per share is included on page 8.

•BAM’s gross written premiums and MSC from new business is a non-GAAP financial measure, which is derived by adjusting gross written premiums and MSC collected (i) to include the present value of future installment MSC not yet collected and (ii) to exclude the impact of gross written premium adjustments related to policies closed in prior periods. White Mountains believes these adjustments are useful to management and investors in evaluating the volume and pricing of new business closed during the period. The reconciliation from GAAP gross written premiums to gross written premiums and MSC from new business is included on page 17.

•Ark’s adjusted loss and loss adjustment expense ratio, adjusted insurance acquisition expense ratio, adjusted other underwriting expense ratio and adjusted combined ratio are non-GAAP financial measures, which are derived by adjusting the GAAP ratios to add back the impact of whole-account quota-share reinsurance arrangements related to third-party capital providers for Ark’s Lloyd’s syndicates. The impact of these reinsurance arrangements relates to years of account prior to White Mountains’s transaction with Ark. White Mountains believes these adjustments are useful to management and investors in evaluating Ark’s results on a fully aligned basis. The reconciliation from the GAAP ratios to the adjusted ratios is included on page 18.

•NSM’s EBITDA, adjusted EBITDA and pro forma adjusted EBITDA are non-GAAP financial measures.

EBITDA is a non-GAAP financial measure that excludes interest expense on debt, income tax expense (benefit), depreciation and amortization of other intangible assets from GAAP net income (loss).

Adjusted EBITDA is a non-GAAP financial measure that excludes certain other items in GAAP net income (loss) in addition to those excluded from EBITDA. The adjustments relate to (i) change in fair value of contingent consideration liabilities, (ii) non-cash equity-based compensation expense, (iii) impairments of intangible assets, (iv) loss on assets held for sale, (v) acquisition-related transaction expenses, (vi) investments made in the development of new business lines and (vii) restructuring expenses. A description of each follows:
•Change in fair value of contingent consideration liabilities - Contingent consideration liabilities are amounts payable to the sellers of businesses purchased by NSM that are contingent on the earnings of such businesses in periods subsequent to their acquisition. Under GAAP, contingent consideration liabilities are initially recorded at fair value as part of purchase accounting, with the periodic change in the fair value of these liabilities recorded as income or an expense.
•Non-cash equity-based compensation expense - Represents non-cash expenses related to NSM’s management compensation emanating from the grants of equity units.
•Impairments of intangible assets - Represents expense related to NSM’s write-off of intangible assets. For the periods presented, the impairments related primarily to NSM’s write-off of intangible assets in its U.K. vertical. The impairments related to lower premium volumes, including due to the impact of the COVID-19 pandemic, and certain reorganization initiatives in the U.K. vertical.
•Loss on assets held for sale - Represents the loss on the net assets held for sale related to the sale of the Fresh Insurance motor business.
•Acquisition-related transaction expenses - Represents costs directly related to NSM’s transactions to acquire businesses, such as transaction-related compensation, banking, accounting and external lawyer fees, which are not capitalized and are expensed under GAAP.
•Investments made in the development of new business lines - Represents the net loss related to the start-up of newly established lines of business, which NSM views as investments.
•Restructuring expenses - Represents expenses associated with eliminating redundant work force and facilities that often arise as a result of NSM’s post-acquisition integration strategies. For the periods presented, this adjustment relates primarily to NSM’s expenses incurred in certain reorganization initiatives in the U.K. vertical.

Pro forma adjusted EBITDA is a non-GAAP financial measure that starts with adjusted EBITDA and also (i) includes the earnings of acquired businesses for the period of time over the previous 12 months that the businesses were not owned by White Mountains and (ii) removes the earnings (losses) for the previous 12 months related to businesses sold by White Mountains.

White Mountains believes that these non-GAAP financial measures are useful to management and investors in evaluating NSM’s performance. White Mountains also believes that pro forma adjusted EBITDA is useful to management and investors to demonstrate the earnings profile of NSM’s business as of the end of the period for a full 12 month period. See page 19 for the reconciliation of NSM’s GAAP net income (loss) to EBITDA, adjusted EBITDA and pro forma adjusted EBITDA.

•Kudu’s EBITDA, adjusted EBITDA and annualized adjusted EBITDA are non-GAAP financial measures.

EBITDA is a non-GAAP financial measure that excludes interest expense on debt, income tax expense (benefit), depreciation and amortization of other intangible assets from GAAP net income (loss).

Adjusted EBITDA is a non-GAAP financial measure that excludes certain other items in GAAP net income (loss) in addition to those excluded from EBITDA. The adjustments relate to (i) net unrealized investment (gains) losses on Kudu’s revenue and earnings participation contracts, (ii) non-cash equity-based compensation expense and (iii) acquisition-related transaction expenses. A description of each adjustment follows:
•Net unrealized investment (gains) losses - Represents net unrealized investment gains and losses recorded on Kudu’s revenue and earnings participation contracts, which are recorded at fair value under GAAP.
•Non-cash equity-based compensation expense - Represents non-cash expenses related to Kudu’s management compensation that are settled with equity units in Kudu.
•Acquisition-related transaction expenses - Represents costs directly related to Kudu’s transactions to acquire revenue and earnings participation contracts, such as external lawyer, banker, consulting and placement agent fees, which are not capitalized and are expensed under GAAP.

Annualized adjusted EBITDA is a non-GAAP financial measure that annualizes revenues related to Kudu’s earnings and revenue participation contracts that were in place as of the end of the 12-month period but were not in effect for the full 12-month period. The amount added was calculated on a contract-by-contract basis by annualizing the revenues received for the partial 12-month period. For example, if a participation contract was in effect for four months, the amount added equals twice that amount.

White Mountains believes that these non-GAAP financial measures are useful to management and investors in evaluating Kudu’s performance. White Mountains also believes that annualized adjusted EBITDA is useful to management and investors to demonstrate the earnings profile of Kudu’s business as of the end of the period for a full 12-month period. See page 20 for the reconciliation of Kudu’s GAAP net income (loss) to EBITDA, adjusted EBITDA and annualized adjusted EBITDA.

•Total consolidated portfolio return excluding MediaAlpha and total equity portfolio return excluding MediaAlpha are non-GAAP financial measures that remove the net investment income and net realized and unrealized investment gains (losses) from White Mountains’s investment in MediaAlpha. White Mountains believes these measures to be useful to management and investors by showing the underlying performance of White Mountains’s investment portfolio and equity portfolio without regard to White Mountains’s investment in MediaAlpha. The following tables present reconciliations from GAAP to the reported percentages:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Total consolidated portfolio return	(8.0)%	13.5%	(3.7)%	15.4%
Remove MediaAlpha	9.4%	(10.7)%	8.3%	(12.6)%
Total consolidated portfolio return excluding MediaAlpha	1.4%	2.8%	4.6%	2.8%

Three Months Ended September 30, 2021
Total equity portfolio return	(17.2)%
Remove MediaAlpha	20.9%
Total equity portfolio return excluding MediaAlpha	3.7%

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This earnings release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included or referenced in this release which address activities, events or developments which White Mountains expects or anticipates will or may occur in the future are forward-looking statements. The words “could”, “will”, “believe”, “intend”, “expect”, “anticipate”, “project”, “estimate”, “predict” and similar expressions are also intended to identify forward-looking statements. These forward-looking statements include, among others, statements with respect to White Mountains’s:

•change in book value per share or adjusted book value per share or return on equity;
•business strategy;
•financial and operating targets or plans;
•incurred loss and loss adjustment expenses and the adequacy of its loss and loss adjustment expense reserves and related reinsurance;
•projections of revenues, income (or loss), earnings (or loss) per share, EBITDA, adjusted EBITDA, dividends, market share or other financial forecasts of White Mountains or its businesses;
•expansion and growth of its business and operations; and
•future capital expenditures.

These statements are based on certain assumptions and analyses made by White Mountains in light of its experience and perception of historical trends, current conditions and expected future developments, as well as other factors believed to be appropriate in the circumstances. However, whether actual results and developments will conform to its expectations and predictions is subject to risks and uncertainties that could cause actual results to differ materially from expectations, including:

•the risks that are described from time to time in White Mountains’s filings with the Securities and Exchange Commission, including but not limited to White Mountains’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020;
•claims arising from catastrophic events, such as hurricanes, earthquakes, floods, fires, terrorist attacks or severe winter weather;
•recorded loss reserves subsequently proving to have been inadequate;
•the market value of White Mountains’s investment in MediaAlpha;
•the trends and uncertainties from the COVID-19 pandemic, including judicial interpretations on the extent of insurance coverage provided by insurers for COVID-19 pandemic related claims;
•business opportunities (or lack thereof) that may be presented to it and pursued;
•actions taken by ratings agencies, such as financial strength or credit ratings downgrades or placing ratings on negative watch;
•the continued availability of capital and financing;
•deterioration of general economic, market or business conditions, including due to outbreaks of contagious disease (including the COVID-19 pandemic) and corresponding mitigation efforts;
•competitive forces, including the conduct of other insurers;
•changes in domestic or foreign laws or regulations, or their interpretation, applicable to White Mountains, its competitors or its customers; and
•other factors, most of which are beyond White Mountains’s control.

Consequently, all of the forward-looking statements made in this earnings release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by White Mountains will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, White Mountains or its business or operations. White Mountains assumes no obligation to publicly update any such forward-looking statements, whether as a result of new information, future events or otherwise.